UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No. 1)

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

Select Medical Holdings Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

EXPLANATORY NOTE

This Amendment No. 1 (this “Amendment”) to the Definitive Proxy Statement on Schedule 14A filed by Select Medical Holdings Corporation (the “Company”) with the U.S. Securities and Exchange Commission (“SEC”) on March 5, 2025 (the “Original Filing”) solely amends disclosure provided in Proposal 3 of the Original Filing which incorrectly stated that broker non-votes will have no effect on the outcome of the vote for Proposal 3. The correct statement is that broker non-votes will have the same effect as negative votes with regard to Proposal 3.

AMENDMENT TO PROXY STATEMENT

The last paragraph of Proposal 3 as set forth on page 46 of the Original Filing is amended and restated in its entirety to read as follows:

Proposal 3 will be approved upon the affirmative vote of a majority of the shares present online or represented by proxy at the Annual Meeting and entitled to vote on the proposal. Stockholders may vote “FOR” or “AGAINST,” or “ABSTAIN” from voting. Abstentions will have the effect of a vote “AGAINST” this proposal. Broker non-votes, if any, will have the same effect as negative votes.